UNITED STATES SECURITIES AND EXCHANGE
 COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): October 9, 2009 (October 6, 2009)

Braintech, Inc.
(Exact Name of Registrant as Specified in its Charter)
Nevada	000-24911	98-0168932
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1750 Tysons Boulevard Suite 350 McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:   (703) 637-9780

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

The Company’s loan (“RBC Loan”) with Royal Bank of Canada (“RBC”) was paid in full on October 6, 2009, using $1,464,266.67 drawn from the letters of credit (“LCs”) provided by the Company’s CEO, the Company’s Founder, a director of the Company, and other parties (collectively, the “LC Providers”) in support of the RBC Loan.  The LC Providers had instructed RBC to use these LC funds to pay off the RBC Loan.  The RBC Loan is now fully paid.

As a result, the Company owes the LC Providers $1,464,266.67, plus interest at a rate of 10% per annum until paid in full.  The LC Providers have a first priority lien on all of the Company’s assets, including its intellectual property.

The Company has not yet finalized its anticipated new loan (“SVB Loan”) with Silicon Valley Bank (“SVB”).  The Company anticipates that the parties will be able to close the SVB Loan soon, but there is no guarantee that the parties will do so.  The Company intends to use the SVB Loan to pay the amounts due to the LC Providers and to provide working capital to the Company.  If the Company fails to pay the amounts due to the LC Providers, the LC Providers could enforce their rights in default, and investors could lose their entire investment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 9, 2009	BRAINTECH, INC.

		By:	/s/ Frederick W. Weidinger
Frederick W. Weidinger
Chief Executive Officer